Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-65479, 333-14577, 333-41950, 333-90276, 333-102227, 333-135012, 333-135013, 333-144863 and 333-144864) of Precision Castparts Corp. of our report dated June 14, 2006 relating to the financial statements and financial statement schedule which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP Portland, Oregon May 29, 2008